                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Caribiner International, Inc. and to the incorporation by reference therein of our report dated December 6, 1996, (except for Note 15, as to which the date is December 20, 1996) with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

New York, New York

October 14, 1997